UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 10, 2010
Gen-Probe Incorporated
(Exact Name of Registrant as Specified in Charter)

Delaware	001-31279	33-0044608
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10210 Genetic Center Drive San Diego, CA	92121
(Address of Principal Executive Offices)	(Zip Code)

(858) 410-8000
(Registrant’s telephone number, including area code)

     Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 9.01. Financial Statements and Exhibits.
SIGNATURE
EXHIBITS
EX-10.1

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
The following disclosure is provided pursuant to subsection (e) of Item 5.02 of Form 8-K.
The Gen-Probe Incorporated 2007 Executive Bonus Plan and 2010 Performance Goals
     On February 10, 2010, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Gen-Probe Incorporated (the “Company”) determined that the Company’s President and Chief Executive Officer (“CEO”) and Executive Vice President and Chief Scientist (“EVP” and together with the CEO, the “Covered Employees”) would participate in The Gen-Probe Incorporated 2007 Executive Bonus Plan (the “Executive Bonus Plan”) for the 2010 calendar year performance period (the “2010 Performance Period”). A description of the Executive Bonus Plan is contained in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 14, 2007, which description is incorporated herein by reference pursuant to Instruction B.3 of Form 8-K. The description of the Executive Bonus Plan is qualified in its entirety by reference to the Executive Bonus Plan attached as Exhibit 10.98 to the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 2, 2007.
     On February 10, 2010, the Compensation Committee established target bonus amounts for the Company’s CEO and EVP equal to 75% and 40%, respectively, of each Covered Employee’s annual base salary as of December 31, 2010. In addition, the Compensation Committee established performance goals under the Executive Bonus Plan for each Covered Employee for the 2010 Performance Period (collectively, the “Performance Goals”), which are based on (a) the attainment of specific performance levels related to the Company’s 2010 revenues, earnings per share and operating cash flow (collectively, the “Financial Performance Goals”) and (b) the timely achievement of specific milestones related to the Company’s PANTHER instrument system, APTIMA HPV assay and strategic growth initiatives (collectively, the “Operational Performance Goals”).
     Under the terms of the Executive Bonus Plan, each Covered Employee will be eligible to receive a bonus for the 2010 Performance Period equal to (a) the Covered Employee’s target bonus amount, multiplied by (b) the Company Performance Factor (the “CPF”), which is a percentage between 0% and 150% that is applied to each Covered Employee’s target bonus amount and is based on the achievement of the Performance Goals.
     The Compensation Committee retains discretion under the terms of the Executive Bonus Plan to reduce or eliminate (but not increase) that portion of the bonus, if any, payable to each Covered Employee in respect of the Financial Performance Goals that otherwise would be payable to participants based on actual performance. Separately, the Compensation Committee has the discretion to award a supplemental bonus outside of the Executive Bonus Plan based on outstanding individual performance. That portion of the bonus (if any) payable to each Covered Employee in respect of the Operational Performance Goals will not be paid pursuant to the Executive Bonus Plan and will not constitute qualified performance-based compensation for purposes of Section 162(m) of the Internal Revenue Code, as amended (“Section 162(m)”), but will be payable outside of the Executive Bonus Plan, subject to the same terms and conditions as are set forth in the Executive Bonus Plan.
The Gen-Probe Employee Bonus Plan
     On February 10, 2010, the Compensation Committee adopted the Gen-Probe Employee Bonus Plan (the “Bonus Plan”), which provides for the payment to eligible employees, including the Company’s named executive officers other than the Covered Employees, of cash incentive compensation for the 2010 Performance Period. The Bonus Plan was adopted by the Compensation Committee as part of its regular review of the Company’s annual bonus programs.
          Each participant in the Bonus Plan is assigned, according to employee position, a target cash bonus amount expressed as a percentage of his or her annual base salary. For each of our eligible named executive officers, the target bonus amount under the Bonus Plan is 35% of such individual’s annual base salary as of December 31, 2010.
          Bonuses are calculated under the Bonus Plan based on the following two factors:

•	Company Performance Factor (CPF). The CPF value for all Company employees eligible to receive a bonus under the Bonus Plan (including named executive officers other than the Covered Employees) will be the same overall CPF value awarded to Covered Employees under the Executive Bonus Plan. The CPF value will be applied to a portion of each participant’s target bonus.

•	Individual and Team Performance Factor (ITPF). The ITPF is a percentage between 0% and 150% that is applied to a portion of each participant’s target bonus. Each participant will be assigned an ITPF percentage based on the assessment of his or her overall performance, including performance on functional teams at the Company.
     Based on this bonus calculation, a participant may receive between 0% and 150% of his or her target bonus amount under the Bonus Plan.
     The Compensation Committee is responsible for administering the Bonus Plan, except that the Company’s President and CEO shall act as administrator for purposes of approval of bonus payments to employees other than executive officers. As administrator, the Compensation Committee, or the Company’s President and CEO in the case of bonus payments to employees other than executive officers, may adjust the final bonus amount for any participant, as it, or the President and CEO, as the case may be, deems appropriate. Participants must be employed by the Company on December 31, 2010 and on the date of bonus payment (expected to be within 90 days of fiscal year end) to receive a bonus under the Bonus Plan.
     The foregoing summary of the Bonus Plan is qualified in its entirety by reference to the terms of the Bonus Plan, which will be filed by the Company as an exhibit to its Quarterly Report on Form 10-Q for the period ending March 31, 2010.
Grant of Performance Share Awards to Named Executive Officers
     On February 10, 2010, the Compensation Committee awarded each of the Company’s current named executive officers the right to acquire a specified number of shares of Company common stock (the “Performance Shares”) based on the achievement of specific performance levels related to the Company’s 2010 revenues, earnings per share and return on invested capital (collectively, the “Performance Share Criteria”). The Performance Share awards were granted under the Company’s 2003 Incentive Award Plan, as amended, and are intended to qualify as performance-based compensation under Section 162(m).
     Pursuant to the terms of the applicable Performance Share award agreement, the Company’s named executive officers may receive between zero Performance Shares and the “maximum” number of Performance Shares set forth below opposite each individual’s name based on actual performance. If the Company fails to achieve an identified threshold level of performance for any of the Performance Share Criteria, no Performance Shares will be awarded for that Performance Share Criteria. Set forth below are the number of Performance Shares that may be issued to each of the Company’s current named executive officers based on the achievement of: (i) a designated threshold performance level for each of the Performance Share Criteria (“Threshold”); (ii) a designated target performance level for each of the Performance Share Criteria (“Target”); and (iii) a designated maximum performance level for each of the Performance Share Criteria (“Maximum”):

Named Executive Officer	Threshold	Target	Maximum
Carl W. Hull	5,650	11,300	16,950
Daniel L. Kacian, M.D., Ph.D.	1,750	3,500	5,250
R. William Bowen	1,600	3,200	4,800
Herm Rosenman	1,500	3,000	4,500
     In the first quarter of 2011, the Compensation Committee will determine the number of Performance Shares, if any, that will be issued to each of the Company’s named executive officers based on actual performance. Performance Shares that are issued to the Company’s named executive officers in the first quarter of 2011 pursuant to the terms of the applicable Performance Share award agreements will vest one-third on the date of issuance, one-third on the first anniversary of the date of issuance and one-third on the second anniversary of the date of issuance, so long as the named executive officer is employed by the Company.
     The foregoing description of the Performance Share awards and the Performance Shares is qualified in its entirety by the terms of the Performance Stock Award Grant Notice and Performance Stock Award Agreement, forms of which are attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits.
10.1	Form of Performance Stock Award Grant Notice and Performance Stock Award Agreement.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 16, 2010	GEN-PROBE INCORPORATED
	By:	/s/ R. William Bowen
R. William Bowen
Senior Vice President, General Counsel and Corporate Secretary

EXHIBITS

Exhibit
Number	Description
10.1	Form of Performance Stock Award Grant Notice and Performance Stock Award Agreement.